Exhibit(j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 120 to the Registration Statement on Form N–1A of Fidelity Select Portfolios: Leisure Portfolio, Retailing Portfolio, Automotive Portfolio, Multimedia Portfolio, Construction and Housing Portfolio and Consumer Discretionary Portfolio of our report dated April 15, 2016; Consumer Staples Portfolio of our report dated April 20, 2016; Energy Portfolio, Energy Service Portfolio, Natural Gas Portfolio, and Advisor Energy Portfolio of our report dated April 13, 2016; Banking Portfolio, Brokerage and Investment Management Portfolio, Financial Services Portfolio, Consumer Finance Portfolio, and Insurance Portfolio of our report dated April 15, 2016; Biotechnology Portfolio, Health Care Portfolio, Health Care Services Portfolio, Medical Equipment and Systems Portfolio, and Pharmaceuticals Portfolio of our report dated April 15, 2016; Air Transportation Portfolio, Defense and Aerospace Portfolio, Environment and Alternative Energy Portfolio, Industrial Equipment Portfolio, Industrials Portfolio, and Transportation Portfolio of our report dated April 19, 2016; Chemicals Portfolio, Gold Portfolio, and Materials Portfolio of our report dated April 19, 2016; Communications Equipment Portfolio, Computers Portfolio, Electronics Portfolio, IT Services Portfolio, Software and IT Services Portfolio, and Technology Portfolio of our report dated April 19, 2016; Telecommunications Portfolio, and Wireless Portfolio of our report dated April 20, 2016; and Utilities Portfolio of our report dated April 13, 2016 on the financial statements and financial highlights included in the February 29, 2016 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

April 27, 2016